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For Immediate Release
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July 29, 1996


Contact:          Frank L. Pattillo
                  Chief Financial Officer
                  (919) 977-8341
                  fpattillo@centura.com


CENTURA COMPLETES PURCHASE OF ESSEX SAVINGS DEPOSITS


         ROCKY MOUNT, N.C. -- Centura Banks Inc. (NYSE:CBC) has completed its previously announced purchase of certain deposits from Essex Savings Bank.
         Effective today, all Essex customers in the North Carolina cities of Raleigh, Greensboro and Wilmington are Centura customers. Their accounts have been moved to nearby Centura financial centers.
         With assets of $5.6 billion, Centura offers a full range of banking, investment, insurance and trust services to individuals and businesses throughout North Carolina. Centura provides services through 155 financial centers, more than 200 ATMs, the Centura Highway telephone banking center and Quicken and Microsoft Money, the leading personal finance software packages. Centura also is opening 33 offices in Hannaford supermarkets in the Carolinas and Virginia by the end of next year.

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